Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Cambria Micro and SmallCap Shareholder Yield ETF and Cambria Tactical Yield ETF, each a series of Cambria ETF Trust, under the headings “Other Service Providers” in the Prospectus and “Accounting and Legal Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 27, 2023